                                                                      EXHIBIT 21
EXHIBIT 21.  PARENTS AND SUBSIDIARIES
-------------------------------------


                                                       Percent     State of
Parent Company                 Subsidiaries             Owned    Incorporation
--------------------  ---------------------------      --------  -------------
Commercial Federal    Commercial Federal Bank,             100%  Nebraska
Corporation           a Federal Savings Bank

                      Commercial Investment                100%  Nebraska
                      Subsidiary, Inc.

Commercial Federal    Commercial Federal Service           100%  Nebraska
Bank, a Federal       Corporation
Savings Bank
                      Trampe and Associates Company        100%  Nebraska

                      Commercial Federal Mortgage          100%  Nebraska
                      Corporation

                      Commercial Marketing, Inc.           100%  Nebraska

                      Commercial Federal Investment        100%  Nebraska
                      Corporation

                      Commercial Federal Investment        100%  Nebraska
                      Services, Inc.

                      Commercial Financial Investment      100%  Nebraska
                      Associates, Inc.

                      ESL Corporation                      100%  Colorado

                      Commercial Federal Insurance         100%  Nebraska
                      Corporation

                      Empire Capital Corporation I         100%  Colorado

                      Roxborough Acquisition Corp.         100%  Nebraska

                      CF Woodlands Properties, Inc.        100%  Nebraska

                      CFT Company                          100%  Nebraska

                      Provident Investment, Inc.           100%  Nebraska